CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of Monster Arts Inc. for the years ended December 31, 2013 and 2012 and our report dated April 15, 2014, included in its Form 10-K. We consent to all references to our firm included in or made a part of this registration statement.

/s/ Terry L. Johnson, CPA

Terry L. Johnson, CPA

 Casselberry, Florida

June 16, 2014

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